UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): December 21, 2005 (December 15, 2005)
HOME INTERIORS & GIFTS, INC.
(Exact name of registrant as specified in its charter)

TEXAS	333-62021	75-0981828
(State or other jurisdiction of	(Commission file number)	(I.R.S. Employer
incorporation or organization)		Identification No.)
1649 Frankford Road West
Carrollton, Texas 75007-4605
(Address of principal executive offices)
Registrant’s Telephone Number, Including Area Code: (972) 695-1000
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.
     Home Interiors & Gifts, Inc. (the “Company”) entered into a fifth amendment and waiver dated as of December 15, 2005 (the “Fifth Amendment”), to its senior credit facility with the several banks and other financial institutions from time to time parties thereto, Bear Stearns Corporate Lending Inc., as syndication agent, and JPMorgan Chase Bank, N.A., as administrative agent (the “Senior Credit Facility”). The Fifth Amendment extends the terms of the waiver granted pursuant to the fourth amendment and waiver dated as of November 28, 2005 to but excluding December 22, 2005. In addition, the Fifth Amendment also provides that the Company and the other loan parties under the Senior Credit Facility acknowledge and release any claims they may have against the administrative agent or any lender under the Senior Credit Facility that arise out of any credit accommodations.
Item 9.01 Financial Statements and Exhibits
     (c) Exhibits

10.1	Fifth Amendment and Waiver, dated as of December 15, 2005, to and under the Credit Agreement, dated March 31, 2004 (as heretofore amended, supplemented or otherwise modified) among Home Interiors & Gifts, Inc., a Texas corporation, the several banks and other financial institutions from time to time parties thereto, Bear Stearns Corporate Lending Inc., as syndication agent, and JPMorgan Chase Bank, N.A., as administrative agent for the Lenders.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOME INTERIORS & GIFTS, INC.

Date: December 21, 2005	By:	/s/ Keith S. Krzeminski

	Name:	Keith S. Krzeminski
	Title:	Senior Vice President of Finance and
Chief Financial Officer

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